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                                                                    EXHIBIT 10.3

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                              PROSOFTTRAINING.COM


                      ___________________________________

                               WARRANT AGREEMENT

                      ___________________________________


                         Dated as of November 22, 1999


              Warrants to Purchase 350,000 Shares of Common Stock
                                   Issued to
                       Hunt Capital Growth Fund II, L.P.

WARRANT AGREEMENT
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                               WARRANT AGREEMENT

     THIS WARRANT AGREEMENT (this "Agreement") is dated as of November 22, 1999, between PROSOFTTRAINING.COM (the "Company"), a Nevada corporation, and HUNT CAPITAL GROWTH FUND II, L.P., a Delaware limited partnership (the "Purchaser").

                                   RECITALS:

     A. Certain capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 6 hereof.

     B. The Board of Directors has authorized the issuance of three hundred and fifty thousand (350,000) Warrants (the "Warrants") of the Company, each Warrant representing the right to purchase one (1) share of the Company's Common Stock, upon the terms and subject to the conditions hereinafter set forth, and subject to adjustment as set forth herein,.

     C. The Company has entered into that certain Securities Purchase Agreement (as may be amended from time to time, the "Purchase Agreement"), of even date herewith, with the Purchaser, pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase, 1,142,857 shares of the Company's Common Stock, $0.001 par value (the "Common Stock") and, in consideration of which, the Company also agreed to issue the Warrants to the Purchaser.

                                  AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.   FORM, EXECUTION AND TRANSFER OF WARRANT CERTIFICATES.

     1.1  Form of Warrant Certificates.

     The warrant certificates (individually, a "Warrant Certificate" and, collectively, the "Warrant Certificates") evidencing the Warrants and the forms of assignment and of election to purchase shares to be attached to such certificates, shall be substantially in the form set forth in Attachments A and B hereto, and may have such letters, numbers or other marks of identification or designation as may be required to comply with any law or with any rule or regulation of any governmental authority, stock exchange or self-regulatory organization made pursuant thereto. Each Warrant Certificate shall be dated the date of issuance thereof by the Company, either upon initial issuance or upon transfer or exchange, and on its face shall initially entitle the holder thereof to purchase a number of shares of Common Stock equal to the number of Warrants represented by such Warrant Certificate at a price per share equal to the Purchase Price, but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

     1.2  Execution of Warrant Certificates; Registration Books.

          (a) Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its President, one of its Vice Presidents or any other officer of the Company authorized by the Board of Directors. In case the officer of the Company who shall have signed any Warrant Certificate shall cease to be such an officer of the Company before issuance and delivery by the Company of such Warrant Certificate, such Warrant Certificate nevertheless may be issued and delivered

WARRANT AGREEMENT
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with the same force and effect as though the individual who signed such Warrant
Certificate had not ceased to be such an officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

          (b) Registration Books. The Company will keep or cause to be kept at its office maintained at the address of the Company set forth in Section 7.7 hereof, or at such other office of the Company in the United States of America of which the Company shall have given notice to each holder of Warrant Certificates, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the registration number and the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

     1.3  Transfer, Split up, Combination and Exchange of Warrant
          Certificates; Lost or Stolen Warrant Certificates.

          (a) Transfer, Split up, etc. Any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder or transferee thereof to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such registered holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the office of the Company referred to in Section 1.2(b) hereof, whereupon the Company shall deliver promptly to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. Each registered holder of a Warrant Certificate, by its acceptance thereof, agrees not to transfer any Warrant Certificate in any manner which would violate Section 5 of the Securities Act.

          (b) Loss, Theft, etc. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership (or of ownership by such Institutional Investor's nominee) and such loss, theft, destruction or mutilation), and:

               (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; provided, however, that if the holder of such Warrant Certificate is an Institutional Investor or a nominee of an Institutional Investor, such Institutional Investor's own unsecured agreement of indemnity shall be deemed to be satisfactory; or

               (ii) in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense will execute and deliver, in lieu thereof, a new Warrant Certificate, dated the date of such lost, stolen, destroyed or mutilated Warrant Certificate and of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate.

     1.4  Subsequent Issuance of Warrant Certificates.

     Subsequent to the original issuance, no Warrant Certificates shall be issued except:

WARRANT AGREEMENT                      2

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          (a)  Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 1.3(a) hereof;

          (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 13(b) hereof; and

          (c) Warrant Certificates issued pursuant to Section 2.4 hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate.

2.   EXERCISE OF WARRANTS; PAYMENT OF PURCHASE PRICE

     2.1  Exercise of Warrant

          (a) Manner of Exercise. At any time after the Exercise Date and prior to the Expiration Date, the holder of a Warrant Certificate may exercise the Warrants evidenced thereby that have vested in accordance with the schedule set forth in Section 5 by surrendering the Warrant Certificate, with an election to purchase (a form of which is attached to each Warrant Certificate) attached thereto duly executed, to the Company at its office referred to in Section 12.(b) hereof, together with payment of the Purchase Price for each share of Common Stock with respect to which the Warrants are then being exercised.

          (b) Payment in Cash. Upon exercise of any Warrants, the holder of a Warrant Certificate may pay the Purchase Price in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company.

     2.2  Cashless Exercise of Warrants.

     Notwithstanding the provisions of Section 2.1 hereof, if the Fair Market Value is greater than the Purchase Price (at the date of calculation, as set forth below), in lieu of exercising the Warrant as permitted in Section 2.1, the holder of a Warrant Certificate may elect to receive shares of Common Stock equal to the value (as determined below) of the Warrants (or the portion thereof being canceled) by surrender of the Warrant Certificate, together with the election to purchase (a form of which is attached to each Warrant Certificate) attached thereto duly executed, to the Company at its office referred to in
Section 1.2(b) hereof, in which event the Company shall issue to the holder of the Warrant Certificate that number of shares of Common Stock computed using the following formula:

                             CS = WCS x (FMV - PP)
                                  ----------------
                                      FMV

     Where

          CS equals the number of shares of Common Stock to be issued to the holder of the Warrant Certificate

          WCS equals the number of shares of Common Stock purchasable under the Warrants being exercised (at the date of such calculation)

          FMV equals the Fair Market Value of one share of the Common Stock (at the date of such calculation)

WARRANT AGREEMENT                      3
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          PP   equals the Purchase Price (as adjusted to the date of such calculation).

     For purposes of Rule 144 under the Securities Act, 17 C.F.R. (S) 230.144, the parties hereto agree that the exercise of any Warrants in accordance with this Section 2.2 shall be deemed to be a conversion of such Warrants, pursuant to the terms of this Agreement and the Warrants, into Common Stock.

     2.3  Issuance of Common Stock.

     Upon timely receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for each of the shares to be purchased in the manner provided in Section 2.1 or Section 2.2 hereof and an amount equal to any applicable transfer tax (if not payable by the Company as provided in Section 3.3 hereof, the Company shall thereupon promptly cause certificates representing the number of whole shares of Common Stock then being purchased to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, promptly after such receipt deliver the cash, if any, to be paid in lieu of fractional shares pursuant to Section 4.2 hereof to or upon the order of the registered holder of such Warrant Certificate.

     2.4  Unexercised Warrants.

     In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equal in number to the number of Warrants remaining unexercised shall be issued by the Company to the registered holder of such Warrant Certificate or to its duly authorized assigns.

     2.5  Cancellation and Destruction of Warrant Certificates.

     All Warrant Certificates surrendered to the Company for the purpose of exercise, exchange, substitution or transfer shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall cancel and retire any other Warrant Certificates purchased or acquired by the Company otherwise than upon the exercise thereof.

     2.6  Notice of Expiration.

     All Warrants that have not been exercised or purchased in accordance with the provisions of this Agreement shall expire and all rights of holders of such Warrants shall terminate and cease on the Expiration Date.

     2.7  Restrictions on Transfer; Restrictive Legends

          (a) No Warrant or shares of Common Stock issued upon exercise of a Warrant may be offered, sold, transferred, or otherwise disposed of, in whole or in part, to any Person except as permitted under the Securities Act and applicable state securities laws, pursuant to either an effective registration statement or an exemption therefrom.

          (b) Each Warrant Certificate and each certificate for shares of Common Stock initially issued upon exercise of a Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

WARRANT AGREEMENT                      4
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          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged or transferred in any manner in the absence of such registration or an opinion of counsel reasonably acceptable to the Company that no such registration is required. The securities are subject to the terms of a certain Warrant Agreement, dated November 22, 1999, pursuant to which they were issued"

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of the shares represented thereby) shall also bear the above legend unless, in the opinion of counsel satisfactory to the Company, the securities represented thereby need no longer be subject to such restrictions.

3.   RESERVATION AND AVAILABILITY OF SHARES OF COMMON STOCK; TRANSFER TAXES.

     3.1  Reservation of Common Stock.

     The Company covenants and agrees that it will at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants issued hereunder.

     3.2 Common Stock to Be Duly Authorized and Issued, Fully Paid and Nonassessable.

     The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon the exercise of any Warrants, at the time of delivery of the certificates representing such shares, shall be duly and validly authorized and issued and fully paid and nonassessable, free of any preemptive rights and free of any Lien.

     3.3  Transfer Taxes.

     The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the initial issuance or delivery of:

          (a)  each Warrant Certificate;

          (b) each Warrant Certificate issued in exchange for any other Warrant Certificate pursuant to Section 1.3(a) or Section 2.4 hereof; and

          (c) each share of Common Stock issued upon the exercise of any Warrant.

The Company shall not, however, be required to:

               (i) pay any transfer tax that may be payable in respect of the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing any Warrant surrendered for exercise (any such tax being payable by the holder of such Warrant Certificate at the time of surrender); or

WARRANT AGREEMENT                      5
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               (ii) issue or deliver any such certificates referred to in the foregoing clause (i) for shares of Common Stock upon the exercise of any Warrant until any such tax referred to in the foregoing clause (i) shall have been paid.

     3.4  Common Stock Record Date.

     Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the originally executed Warrant Certificate evidencing such Warrants was duly surrendered with an election to purchase attached thereto duly executed and payment of the aggregate Purchase Price (and any applicable transfer taxes, if payable by such Person) was made. Prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a stockholder in the Company with respect to shares for which the Warrants shall be exercisable, including, without limitation, the right to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or in any other applicable agreement between the Company and such holder.

     3.5  CUSIP Number.

     The Company covenants and agrees that it shall maintain its current CUSIP Number in respect of the Common Stock from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES; FRACTIONAL SHARES; SPECIAL AGREEMENTS

     4.1  Adjustments.

     The Authorized Number of Shares and the Purchase Price shall be subject to adjustment pursuant to the provisions of this Section 4.

          (a) Distribution of Property. In case, at any time during the term of the Warrants, the Company shall declare a cash dividend upon its Common Stock or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other Securities of any other Person(s), evidences of indebtedness issued by the Company or any other Person(s), other assets or options or warrants or rights, then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution:

               (i) the number of shares of Common Stock purchasable upon the exercise of the Warrants thereafter shall be determined by multiplying the Authorized Number of Shares immediately prior to such record date by a fraction, of which the numerator shall be the Reference Price and the denominator shall be an amount equal to (A) the Reference Price minus (B) the Fair Market Value of the stock, securities, evidences of indebtedness, assets, options, warrants or rights so distributed in respect of one share of Common Stock; and

               (ii) the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to the record date for such dividend or distribution by a fraction, of which the numerator shall be an amount equal to (A) the Reference Price minus (B) the Fair Market Value of the stock, securities, evidences of indebtedness, assets, options,

WARRANT AGREEMENT                      6
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          warrants or rights so distributed in respect of one share of Common
          Stock, and the denominator shall be the Reference Price; and

               (iii) each adjustment made pursuant to this Section 4.1 (a) shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to such dividend or distribution.

          (b) Dividends, Subdivisions and Combinations. In case at any time during the term of the Warrants the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Authorized Number of Shares shall be increased in proportion to such increase in outstanding shares and the Purchase Price in effect immediately prior to such stock dividend, subdivision or split-up shall be proportionately reduced. Conversely, in case at any time during the term of this Warrant the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Authorized Number of Shares immediately prior to such combination shall be proportionately reduced and the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

          (c) Consolidation; Merger; Sale; Reclassification. If at any time during the term of the Warrants any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value or from no par value to par value or as a result of a stock dividend or subdivision or split-up or combination of shares), or consolidation or merger of the Company with another corporation, or the sale or other disposition of all or substantially all of the Company's or any of its Subsidiaries' properties and assets to another Person, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, other Securities or assets with respect to or in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger, sale or disposition, lawful and adequate provision shall be made whereby the holders of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of the Warrants, such shares of stock, other Securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, sale or disposition not taken place, and in any such case lawful and adequate provision shall be made with respect to the rights and interests of the holders of the Warrants to the end that the provisions of this Agreement and of the Warrants (including without limitation provisions for adjustment of the Purchase Price and of the Authorized Number of Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, other Securities or assets thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the Person purchasing such properties and assets shall assume the obligation to deliver to such holders such shares of stock, other Securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. The provisions of this Section 4.1 (c) shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales or other dispositions.

          (d) Issuance of Additional Common Stock. In addition to all other adjustments to the Authorized Number of Shares set forth elsewhere in this Agreement, if the Company shall at any time or from time to time during the term of the Warrants issue or sell any shares of Common Stock (or be

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deemed to have issued any shares of Common Stock as provided herein), other than
Excluded Securities (i) to the Company's Affiliates for consideration greater than $2.625 per share (subject to adjustment on the same basis as the Purchase Price), but below the Reference Price (a "Discounted Issuance") or (ii) to any Person (whether or not an Affiliate of the Company) for consideration less than $2.625 per share (a "Below Exercise Price Issuance"), then the following adjustments shall occur:

               (A) In the event of a Discounted Issuance, the Purchase Price in effect immediately prior to such issuance or sale shall be reduced effective concurrently with such issuance or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the Discounted Issuance plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company in exchange for the Discounted Issuance would purchase at the Reference Price then in effect and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after the Discounted Issuance. For purposes of the foregoing fraction, Common Stock outstanding shall include, without limitation, any equity securities then outstanding, whether or not they are exercisable or convertible when such fraction is to be determined.

               (B) In the event of a Below Exercise Price Issuance, the Purchase Price in effect immediately prior to such issuance or sale shall be reduced effective concurrently with such issuance or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the Below Exercise Price Issuance plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company in exchange for the Below Exercise Price Issuance would purchase at $2.625 per share (subject to adjustment pursuant to this Section 4.1) and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after the Below Exercise Price Issuance. For purposes of the foregoing fraction, Common Stock outstanding shall include, without limitation, any equity securities then outstanding, whether or not they are exercisable or convertible when such fraction is to be determined.

               (C) In the event of either a Discounted Issuance or a Below Exercise Price Issuance, the number of shares which may be purchased pursuant to the Warrant Certificates shall be increased proportionately to any reduction in Purchase Price pursuant to this paragraph 4.1(d) so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares of Common Stock shall be the same as the aggregate Purchase Price in effect immediately prior to such adjustments

          (e) Calculation of Consideration Received; Options and Warrants. For the purposes of any adjustment of the Authorized Number of Shares and the Purchase Price pursuant to Section 4.1 (d), the following provisions shall be applicable:

               (i) In the case of the issuance of Common Stock for cash, the consideration received upon such issuance shall be deemed to be the gross amount of cash paid therefor.

               (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration received upon such issuance other

WARRANT AGREEMENT                      8
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          than cash shall be deemed to be the Fair Market Value thereof, provided, however, that the aggregate Fair Market Value of such non-cash and cash consideration shall not be deemed to exceed the Current Market Price of the shares of Common Stock being issued if the Common Stock is then quoted by an organization referred to in the definition of Current Market Price.

               (iii) In the case of the issuance of Common Stock without consideration, the consideration received upon such issuance shall be deemed to be $.001 per share.

               (iv) In the case of the issuance of (A) options to purchase or rights to subscribe for Common Stock, (B) Securities by their terms convertible into or exchangeable for Common Stock, or (C) options to purchase or rights to subscribe for such convertible or exchangeable
          Securities:

                      (A) the aggregate maximum number of shares of Common Stock deliverable upon the exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4.1(e)(i) through 4.1(e)(iii) inclusive), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, and

                      (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable Securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such Securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4.1(e)(i) through 4.1(e)(iii) inclusive); and

                      (C) on any change in the aggregate maximum number of shares of, or the minimum purchase price or other additional consolidation payable for Common Stock deliverable upon the exercise of any such options or rights or conversions of or exchanges for such Securities, other than a change resulting from the anti-dilution provisions thereof, the Authorized Number of Shares automatically and forthwith shall be readjusted to such number as would have been obtained had the adjustment made upon the issuance of such options, rights or other Securities not converted prior to such change or options or rights related to such Securities not converted prior to such change been made upon the basis of such change; and

                    (D) on the expiration of all such options or rights, the termination of all such rights to convert or exchange or the expiration of all options or rights related to such convertible or exchangeable Securities, the Authorized Number

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               of Shares automatically and forthwith shall be readjusted to such number as would have obtained had the adjustment made upon the issuance of such options, rights or other Securities or options or rights related to such Securities not been made.

          (f) Other Adjustments. In case at any time or from time to time during the term of the Warrants conditions arise by reason of any action(s) taken or omitted to be taken by the Company which, in the opinion of the Company's Board of Directors, are not adequately covered by the provisions of this Section 4.1, and which might materially and adversely affect the exercise rights of the holders of the Warrants, the Company shall obtain an opinion of the Company's independent certified public accountants, or of other independent certified public accountants selected by the Company and reasonably satisfactory to the Required Holders, setting forth any adjustment of the Authorized Number of Shares and/or of the Purchase Price, on a basis consistent with the standards established in the other provisions of this Section 4.1, necessary in order to preserve, without diminution, the proportionate interest in the Common Stock purchasable upon the exercise of the Warrants and the exercise rights of the holders of the Warrants. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

          (g) Company Stock. For purposes of this Section 4.1, the number of shares of Common Stock outstanding or deemed to be outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purposes of Section 4.1(d).

          (h) Notice of Adjustment. Upon each adjustment of the Purchase Price and upon each change in the Authorized Number of Shares, and in the event of any change in the rights of the holders of the Warrants by reason of any other event(s) herein set forth, then and in each such case the Company promptly shall deliver to the holders of the Warrants, by first-class certified mail, return receipt requested, postage prepaid, a statement, signed by the Company's principal financial officer, showing in reasonable detail the basis of such determination or the facts requiring such adjustment and/or change, and stating the adjusted Purchase Price and the new Authorized Number of Shares, or specifying the other shares of stock, other Securities or assets and the amount thereof receivable as a result of such change in' rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Where appropriate, such statement may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 4.1(i).

          (i) Notice of Certain Events. If the Company shall propose to take any action requiring a calculation pursuant to this Section 4.1, the Company shall give notice to the holders of the Warrants in the manner set forth in
Section 4.1 (h), which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice also shall set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Authorized Number of Shares and the number, kind or class of shares or other Securities or other property or assets which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise of the Warrants. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. The holder of any Warrant may within ten (10) days of any notice delivered by the Company pursuant to this Section 4.1(i) object to any of the Company's calculations contained in such notice by delivery of a notice setting forth such objection in reasonable detail. If such holder of any Warrant and the Company shall be unable to resolve

WARRANT AGREEMENT                      10
such objection within 10 days of delivery of such notice to the Company, such objection shall be resolved by an independent accounting firm mutually agreed upon by the Company and such holder of the Warrant. The Company shall bear the fees and expenses of such firm if the Company's calculations are not upheld by such firm. Such holder of the Warrant shall bear the fees and expenses of such firm if the Company's calculations are upheld by such firm.

          (j) Agreement and Warrants Not Required to be Restated. Irrespective of any adjustments in the Authorized Number of Shares, the Purchase Price or the number or kind of cash, Securities or other property or assets purchasable upon the exercise of the Warrants, this Agreement and the Warrants may continue to express the same price and number and kind of Securities as are initially stated in this Agreement and the Warrants.

          (k) Rounding. All calculations under this Section 4.1 shall be made to the nearest sixth decimal place.

          (l) Single Adjustment. In no event shall the Authorized Number of Shares or Purchase Price be adjusted pursuant to more than one paragraph of this
Section 4.1 with respect to a single event.

     4.2  Fractional Shares.

     The Company shall not be required to issue fractional shares of Common Stock upon the exercise of any Warrant. Upon the exercise of any Warrant, there shall be paid to the holder thereof, in lieu of any fractional share of Common Stock resulting therefrom, an amount of cash equal to the product of:

          (a)  the fractional amount of such share; times

          (b)  (i)   if the Common Stock is then quoted by an organization
          referred to in the definition of Current Market Price, the Current Market Price of the Common Stock; or

               (ii) if the Common Stock is not then quoted by such an organization, the Fair Market Value of one share of Common Stock;

in each case, as determined on the Business Day immediately prior to the date of exercise of such Warrant.

     4.3  Right of Action.

     All rights of action in respect of the Warrants are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the registered holder of any other Warrant Certificate, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

     4.4  Special Agreement of Warrant Certificate Holders.

     Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and with every other holder of a Warrant Certificate that:

WARRANT AGREEMENT                      11

          (a) the Warrant Certificates are transferable only on the registry books of the Company if surrendered at the office of the Company referred to in Section 1.2(b) hereof, duly endorsed or accompanied by an instrument of transfer (in the form attached hereto); and

          (b) the Company may deem and treat the Person in whose name each Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

     4.5  Special Agreements of the Company.

     The Company covenants and agrees that the Company shall not, by amendment to its Amended and Restated Certificate of Incorporation, as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of Securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Warrant Certificates against dilution or other impairment.

5.   VESTING OF WARRANTS

     5.1  Vesting at Closing.

     The Warrants issued to the Purchaser for 100,000 shares of Common Stock represented by the Warrant Certificate in the form attached hereto as Attachment
                                                                      ----------
A shall immediately vest upon the date of this Agreement, and may be immediately
-
exercised from and after the Exercise Date.

     5.2  Post Closing Vesting Schedule.

     If, upon the occurrence of a Calculation Event, the Target EBITDA exceeds the Cumulative EBITDA (such excess amount referred to herein as a "Shortfall") then the remaining Warrants for 250,000 shares of Common Stock represented by the Warrant Certificate in the form attached hereto as Attachment B shall vest
                                                       ------------
as follows:

          (a) Warrants for 75,000 shares of Common Stock shall immediately vest in the event that the Shortfall is in an amount equal to or greater than 10% of the Target EBITDA;

          (b) Warrants for the remaining 175,000 shares of Common Stock shall vest ratably for that portion of the Shortfall between 10% and 30% of the Target EBITDA; and


          (c) Accordingly, Warrants for the remaining 175,000 shares of Common Stock shall immediately vest in the event that the Shortfall is equal to or greater than 30% of the Target EBITDA.

     5.3  Notice of Certain Events.

     The Company shall give prompt written notice to the holders of the Warrants, in the manner set forth in Section 4.1(i), if a Calculation event has occurred, is planned to occur, or is reasonably foreseen to occur.

WARRANT AGREEMENT                      12

6.   INTERPRETATION OF THIS AGREEMENT

     6.1  Certain Defined Terms.

     For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

     Affiliate -- means, at any time, a Person (other than a Subsidiary or the Purchaser):

          (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company;

          (b) that beneficially owns or holds five percent (5%) or more of any class of the Common Stock;

          (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary; or

          (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary, at such time.

     As used in this definition,

               Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Agreement -- references to "this Agreement" shall mean this Warrant Agreement as it may from time to time be amended or supplemented.

     Authorized Number of Shares -- shall mean the number of shares of Common Stock purchasable upon the exercise of the Warrants, adjusted in accordance with
Section 4.1.

     Below Exercise Price Issuance - shall have the meaning set forth in Section 4.1(d).

     Board of Directors -- means the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

     Business Day -- means a day other than a Saturday, a Sunday or a day on which banks in Dallas, Texas are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

     Calculation Event - means the earlier of (i) a Qualified Public Offering,
(ii) a Liquidation Event, or (iii) July 31, 2002.

     Common Stock -- means the Common Stock, $.001 par value, of the Company.

     Company -- shall have the meaning specified in the introductory paragraph hereof.

WARRANT AGREEMENT                       13

     Current Market Price -- shall mean, with respect to any Security, asset, right or evidence of indebtedness, on any date, the average of the closing bid prices per unit of such Security, asset, right or evidence of indebtedness for the previous ten (10) consecutive trading days on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security or, if no trading price is reported for such security, then the average of the bid prices of any market makers for such securities as reported in the "Pink Sheets" by National Quotation Bureau, Inc.

     Cumulative EBITDA -- means the sum of the Company's actual cumulative EBITDA for the period beginning on August 1, 1999 and ending on either (i) the last date of the Company's most recently completed fiscal quarter preceding a Calculation Event, or (ii) if the financial statements for the most recently completed fiscal quarter preceding the Calculation Event shall not have been reported in the Company's Form 10-K or Form 10-Q and the Purchaser so elects, the last date of the Company's most recently completed fiscal quarter preceding a Calculation Event for which financial statements shall have been reported in the Company's Form 10-K or Form 10-Q. If the Purchaser elects to measure Cumulative EBITDA for the period ending on the date specified in (ii) of this definition, then Target EBITDA must also be measured for the period ending on the same date.

     Discounted Issuance - shall have the meaning set forth in Section 4.1(d).

     EBITDA -- means with respect to any period, the sum of, without duplication, consolidated net income for such period plus, in each case to the extent deducted in determining such consolidated net income for such period, the sum of the following (without duplication); (i) consolidated interest expense,
(ii) consolidated tax expense of the Company and its subsidiaries, (iii) consolidated depreciation and amortization expense of the Company and its Subsidiaries, (iv) any other non-cash charges of the Company and its Subsidiaries, and (vii) any extraordinary losses of the Company and its Subsidiaries, and minus, to the extent included in determining consolidated net
                  -----
income for such period, (a) any non-cash income or non-cash gains of the Company and its Subsidiaries (other than accrual of revenue in the ordinary course of business), and (b) any extraordinary gain or income of the Company and its Subsidiaries, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

     Event of Breach - means any of the following events: (i) the commencement of any case, proceeding, or other action relating to the insolvency, bankruptcy reorganization or relief of debtors of the Company or seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for the Company on all or any substantial part of the Company's assets; (ii) the Company shall make a general assignment for the benefit of its creditors; (iii) any breach by the Company of its representations and Warranties in this Agreement, the Purchase Agreement, or any document contemplated by these agreements; provided that the Company shall have a period of fifteen (15) days to cure such breach from the date the Purchaser provides notice to the Company of the breach;
(iv) any breach by the Company of its covenants or obligations under the provisions of this Agreement, the Purchase Agreement or any document contemplated by these Agreements; provided that the Company shall have a period of fifteen (15) days to cure such breach from the date the Purchaser provides notice to the Company of the breach.

     Exercise Date shall mean the earlier of (i) three years from the date of this Agreement; (ii) the completion by the Company of a Qualified Public Offering; or (iii) the occurrence of a Liquidation Event.

WARRANT AGREEMENT                      14

     Excluded Employee Stock -- means one or more stock options, the shares of Common Stock issued upon the exercise of such options and stock grants for up to an aggregate of four million (4,000,000) shares of Common Stock (as appropriately adjusted for stock dividends, splits, combinations and other similar events affecting the Common Stock) granted to employees, directors and consultants of the Company pursuant to a stock plan approved by the Board of Directors.

     Excluded Securities -- means and includes:

          (a) shares of Common Stock issued in any of the transactions described in Section 4.1 (a), Section 4.1 (b) or Section 4.1 (c) hereof and in respect of which an adjustment has been made pursuant to such Section;

          (b) shares of Common Stock issuable upon exercise of the Warrants;

          (c) shares of Common Stock issued upon the exercise, conversion or exchange of any warrant, option or other right to acquire Common Stock or any convertible or exchangeable Security in respect of which an adjustment was made (or was not required to be made) pursuant to Section 4.1 (d) hereof;

          (d) shares of Common Stock issued or issuable upon the exercise, conversion, or any exchange of any Right outstanding on the date of this Agreement; and

          (e) Excluded Employee Stock.

     Expiration Date - means November 22, 2004.

     Fair Market Value -- of any Security, asset, right or evidence of indebtedness shall mean, on any date, the Current Market Price of such Security, asset, right or evidence of indebtedness, or, if on any such date the price of such Security, asset, right or evidence of indebtedness is not quoted by any organization referred to in the definition of Current Market Price, an amount determined in good faith by the Board of Directors of the Company or if the Required Holders object to such determination, by the Valuation Agent. Such Valuation Agent's determination of the Fair Market Value of such Security, asset, right or evidence of indebtedness shall be binding upon the Company and the holders of the Warrants. With respect to the determination by the Valuation Agent of the Fair Market Value of any share of Common Stock, such Fair Market Value shall be determined to equal the quotient of:

          (a)  the sum of:

               (i) the fair salable value of the Company, as a going concern, giving effect to all Property thereof and subject to all liabilities thereof, that would be realized in an arm's length sale between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively, as of a date that is within fifteen (15) days of the date as of which the determination is to be made, determined by the Valuation Agent, such determination to be made without regard to the absence of a liquid or ready market for such Common Stock; plus

               (ii) the aggregate exercise or conversion price of all Rights in existence and remaining unexercised on such date;

     divided by

WARRANT AGREEMENT                       15

          (b)  the sum of

               (i) the total number of shares of Common Stock outstanding at such time; plus

               (ii) the aggregate number of shares of Common Stock issuable in respect of Rights in existence and remaining unexercised at such time,

     Initial Purchase Price -- means one cent ($.01) per share.

     Institutional Investor -- means the Purchaser, any affiliate of the Purchaser, and any holder of Warrants that is an "accredited investor" as defined in Section 2(15) of the Securities Act.

     Lien -- means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     Liquidation Event --shall mean any of the following occurrences:

          (i) a sale of all or substantially all of the stock or assets of the Company;

          (ii) a merger or consolidation, of the Company or any other transaction which would result in the voting securities of the Company outstanding immediately prior thereto to no longer represent more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or other transaction; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than fifty percent (50%) of the combined voting power of the Company's outstanding securities shall not constitute a Liquidation Event;

          (iii) a stock sale, tender offer or similar transaction in which one or more Persons acting together acquire more than fifty percent (50%) of the combined voting power of the voting securities of the Company;

          (iv) liquidation or dissolution of the Company; or

          (v) (A) the Company shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (A) above which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of sixty days; or (C) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment,

WARRANT AGREEMENT                       16
     execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof; or (D) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or
     (C) above.

     NASDAQ -- means the National Association of Securities Dealers Automated Quotation System.

     Net Cash Proceeds - means, with respect to a Qualified Public Offering, the total amount of cash proceeds received by the Company or any Subsidiary less reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction.

     Person -- means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

     Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     Purchase Agreement -- shall have the meaning specified in Recital C of this Agreement.

     Purchaser -- shall have the meaning specified in the introductory paragraph hereof.

     Purchase Price -- means, prior to any adjustment pursuant to Section 4.1 of this Agreement, the Initial Purchase Price and thereafter, the Initial Purchase Price as adjusted and readjusted from time to time.

     Qualified Public Offering - means a firm commitment underwritten public offering of the Company's Common Stock which (i) results in Net Cash Proceeds to the Company of not less than $20,000,000 and (ii) is offered at a per share price equal to or greater than $2.625 per share.

     Reference Price -- means as of any date of determination, the Fair Market Value of the Common Stock.

     Required Holders -- means, at any time, the holders (other than the Company or any Affiliate) of Warrant Certificates representing more than fifty percent (50%) of the Warrants.

     Right -- means and includes any warrant (including, without limitation, any Warrant), option or other right, to acquire Common Stock and including, without limitation, any right which, pursuant to the provisions of any Security, is convertible or exchangeable into Common Stock.

     Securities Act -- means the Securities Act of 1933, as amended.

     Security -- shall have the meaning specified in section 2(l) of the Securities Act.

     Shortfall - has the meaning set forth in Section 5.2.

     Subsidiary -- means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than fifty percent (50%) of the total Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of

WARRANT AGREEMENT                      17
the other Subsidiaries of that Person or a combination thereof. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

     Target EBITDA - means the target cumulative EBITDA of the Company (as agreed to by the Company and the Purchaser and attached hereto as Attachment C) for the period beginning August 1, 1999 and ending on either (i) the last date of the Company's most recently completed fiscal quarter preceding a Calculation Event, or (ii) if the financial statements for the most recently completed fiscal quarter preceding the Calculation Event shall not have been reported in the Company's Form 10-K or Form 10-Q and the Purchaser so elects, the last date of the Company's most recently completed fiscal quarter preceding a Calculation Event for which financial statements shall have been reported in the Company's Form 10-K or Form 10-Q. The Purchaser agrees that the Target EBITDA is a negotiated target only, and no representation or warranty regarding the Company's ability to achieve such target is made herein.

     Valuation Agent -- means an investment banking firm or appraisal firm (which firm shall own no Securities of, and shall not be an Affiliate, Subsidiary or a related Person of, the Company or any holder of Warrants) of recognized national standing retained by the Company and acceptable to the Required Holders.

     Voting Stock - means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Warrant -- shall have the meaning specified in Recital B hereof.

     Warrant Certificate -- shall have the meaning specified in Section 1.1 hereof.

     6.2  Use of Term "Underwritten".

     Wherever this Agreement refers to an "underwriting" or an "underwritten offering," such term shall mean and include any sale pursuant to any arrangement by which any Person engages in a distribution of the Securities subject to such underwriting, whether such underwriting is undertaken on a best efforts or firm commitment basis.

     6.3  Descriptive Headings.

     The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

7.   MISCELLANEOUS

     7.1  Expenses.

     The Company agrees to pay, and save and hold harmless the Purchaser and any other holder of a Warrant Certificate against liability for the payment of all out-of-pocket expenses (including, without limitation, reasonable attorney's fees and disbursements) arising in connection with the issuance of the Warrants under this Agreement, including, without limitation:

          (a) the cost, if any, of complying with Section 3.3 hereof;

WARRANT AGREEMENT                      18

          (b) any subsequent proposed modification of, or proposed consent requested or initiated by or on behalf of the Company under, this Agreement or the Warrants, whether or not such proposed modification shall be effected or proposed consent granted (including, without limitation, all document production and duplication charges and the reasonable fees and expenses of any one special counsel engaged by the Purchaser to represent the Purchaser and any other holder of a Warrant Certificate in connection therewith); and

          (c) the enforcement of (or determination of whether or how to enforce) any rights under this Agreement or the Warrant Certificates or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of the Purchaser's or such other holder's having acquired any Warrant Certificate, including, without limitation, reasonable attorney's fees incurred by the Purchaser or such other holder and the costs and expenses incurred in any bankruptcy case involving the Company or any Subsidiary.

The obligations of the Company under this Section 7.1 shall survive the transfer of any Warrant Certificate or interest therein by the Purchaser or any other holder of a Warrant Certificate and the exercise or expiration of any Warrant,

     7.2  Amendment and Waiver.

     This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of the Company and:

          (a) in the case of Section 1 through Section 7, inclusive, hereof (other than this Section 7.2 and the definition of "Required Holders" in Section 6), the written consent of the Required Holders; or

          (b) in the case of this Section 7.2 and the definition of "Required Holders" in Section 7, the written consent of all holders of Warrant Certificates;

     provided that no such amendment or waiver of any of the provisions of this Agreement pertaining to the Purchase Price or the number of shares of Common Stock that may be purchased upon exercise of each Warrant shall be effective as to the holder of any Warrant unless consented to in writing by such holder.

     7.3  No Rights or Liabilities as Stockholder.

     Nothing contained in this Agreement shall be construed as conferring upon the holder of any Warrant any rights of a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

     7.4  Directly or Indirectly.

     Where any provision in this Agreement refers to any action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

WARRANT AGREEMENT                      19

     7.5  Survival of Representations and Warranties; Entire Agreement.

     All representations and warranties contained herein and in the Purchase Agreement in connection herewith shall survive the execution and delivery of this Agreement and the Warrant Certificates, the transfer by the Purchaser of any Warrant Certificate or portion thereof or interest therein and the exercise or expiration of any Warrant, and may be relied upon by the Purchaser or other holder of a Warrant Certificate, regardless of any investigation made at any time by or on behalf of the Purchaser or such other holder. Subject to the preceding sentence, this Agreement and the Warrant Certificates embody the entire agreement and understanding between the Purchaser and the Company, and supersede all prior agreements and understandings, relating to the subject matter hereof.

     7.6  Successors and Assigns.

     All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any holder of a Warrant Certificate) whether so expressed or not.

     7.7  Notices.

     All communications hereunder or under the Warrants shall be in writing, shall be delivered by nationwide overnight courier, or facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission), and

          (a) if to the Purchaser, addressed to it at as provided in the Purchase Agreement, or to such other address as the Purchaser shall have specified to the Company in writing;

          (b) if to any other holder of a Warrant Certificate, addressed to such other holder at such address as such holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Warrant Certificate that shall have so specified an address to the Company; and

          (c)  if to the Company, addressed to it at:

               ProsoftTraining.com
               3001 Bee Caves Road, Suite 100
               Austin, Texas  78746
               Telephone:  (512) 328-6140
               Facsimile:    (512) 328-5239
               Attn:    Chief Executive Officer

          or at such other address as the Company shall have specified to the holders of the Warrant Certificates in writing; provided that any such communication to the Company may also, at the option of any holder of a Warrant Certificate, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient, Any communication not so addressed and delivered shall be

WARRANT AGREEMENT                      20
ineffective.

     7.8 Breach of this Agreement. Upon the occurrence of any Event of Breach, the Purchaser may, in addition to and not in lieu of any other remedy the Purchaser may have at law or equity, elect to immediately accelerate and exercise any of the provisions of this Agreement, and notwithstanding the vesting provisions in Section 5.2, all of the remaining Warrants for 250,000 shares of Common Stock represented by the Warrant Certificate in the form attached hereto as Attachment B shall immediately vest and may be immediately exercised as of the date of any Event of Breach.

     7.9  Satisfaction Requirement.

     If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchaser or to any other holder of a Warrant Certificate, the determination of such satisfaction shall be made by the Purchaser or such other holder, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     7.10 Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.11 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     7.12 Texas Law; Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Agent. THIS AGREEMENT AND THE WARRANTS CERTIFICATES ISSUED HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN DALLAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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WARRANT AGREEMENT                       21

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.




                         PROSOFTTRAINING.COM


                         By:________________________________________

                         Name:______________________________________

                         Title:_____________________________________

                         Address:      3001 Bee Caves Road, Suite 100
                                       Austin, Texas  78746
                         Telephone:    (512) 328-6140
                         Fax:          (512) 328-5239
                         Attn:         Chief Executive Officer


                         HUNT CAPITAL GROWTH FUND II, L.P.

                         By:  HUNT CAPITAL GROWTH, L.P.
                              its general partner

                              By:  HUNT CAPITAL
                                   MANAGEMENT, L.L.C., its
                                   general partner


                                    By:  ________________________
                                         Name:  J.R. Holland, Jr.
                                         Title: President

                                    Address:    1601 Elm Street
                                                4000 Thanksgiving Tower
                                                Dallas, Texas 75201
                                    Telephone:  (214) 720-1600
                                    Fax:        (214) 720-1662
                                    Attn.:      Thomas J. Fowler, Esq.


WARRANT AGREEMENT                        22